EXHIBIT 10.16

                           PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS

This Purchase and Sale Agreement and Joint Escrow Instructions ("AGREEMENT") is made as of November 27, 2007, (the "EFFECTIVE DATE"), by and between RICHARD P. RUGGERI AND JUDI M. RUGGERI, TRUSTEES OF THE RICHARD AND JUDI RUGGERI FAMILY TRUST DATED JANUARY 27, 1988; ROBERT RUGGERI AND LISA RUGGERI; SILVER TERRACE NURSERIES, INC., a California corporation (collectively "SELLER"), and AMERICAN SOIL TECHNOLOGIES, INC., a Nevada corporation ("Buyer"), for the purposes of setting forth the agreement of the parties and of instructing NORTH AMERICAN TITLE COMPANY ("ESCROW AGENT"), with respect to the transactions contemplated by this Agreement.

                                    RECITALS

A. Seller is the owner of the approximately 30 acres of real property commonly known as 450 and 501 North Street, Pescadero, California, (the "LAND"), as more particularly described in EXHIBIT A attached hereto and incorporated herein by reference.

B. The Land has been improved with approximately 700,000 square feet of greenhouses.

C. Buyer desires to purchase from Seller and Seller desires to sell to Buyer the Property (as hereinafter defined in Section 1.2) on the terms and conditions set forth herein.

NOW, THEREFORE, Seller and Buyer agree as follows:

                                    ARTICLE I
                                    PROPERTY

1.1 PURCHASE AND SALE OF THE PROPERTY. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:

     (a) LAND. The real property commonly known as 450 and 501 North Street, Pescadero, CA and as defined in Exhibit A.

     (b) APPURTENANCES. All rights, privileges and easements appurtenant to the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Land (to the extent owned by Seller), as well as all development rights, air rights, water, and water rights relating to the Land, and any other easements, rights-of-ways or appurtenances used in connection with the beneficial use and enjoyment of the Land (all of which are collectively referred to as the "APPURTENANCES").
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     (c) IMPROVEMENTS. All improvements and fixtures located on the Land (to the extent owned by Seller) including, without limitation, all fixtures, apparatus, equipment, and appliances used in connection with the operation or occupancy thereof, such as heating, fire and air conditioning systems, and facilities used to provide any utility services, parking services, refrigeration, ventilation, trash disposal, recreation or other services thereto (all of which are collectively referred to as the "IMPROVEMENTS").

     (d) PERSONAL PROPERTY. All of the personal property owned by Seller located on or used in connection with the Property (the "PERSONAL PROPERTY"), as set forth in the equipment list contained in the marketing brochure prepared by Sperry Van Ness/Windward Commercial Real Estate Services ("SVN"), which will be transferred to Buyer using the form of Bill of Sale and Assignment attached as EXHIBIT B hereto and incorporated herein by this reference (the "BILL OF SALE"). The Personal Property shall be delivered to Buyer in working order, and shall be transferred to Buyer free of any liens or encumbrances, but otherwise without warranty of any kind.

     (e) INTANGIBLE PROPERTY. All of the right, title and interest of Seller in any warranties or guarantees received by Seller from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repair, or alteration of the Improvements, including all claims of Seller in connection therewith (collectively referred to as the "INTANGIBLE PROPERTY"), all of which shall be assigned to Buyer pursuant to the General Assignment attached as EXHIBIT C hereto and incorporated herein by this reference (the "GENERAL ASSIGNMENT").

     (f) PLANS AND PERMITS. The interest of Seller, if any, under (i) all design contracts, space planning contracts, construction contracts, blueprints, plans and specifications (including final and complete "AS builts," if available), maps, surveys, drawings; (ii) engineering, soils, seismic, toxic substance and geologic reports and studies; (iii) utility and other entitlements, licenses, certificates of occupancy, permits, rights and approvals from any private or public parties needed for access or utilities to the Property; and (iv) any other rights, interests or privileges owned by Seller in any way related to the Property (collectively the "PLANS AND PERMITS"). All such Plans and Permits shall be transferred and assigned to Buyer by the General Assignment.

     (g) CROPS. All crops located upon the Property as of the Closing Date.

1.2 "PROPERTY" AND "REAL PROPERTY" DEFINED. All of the items described in Sections 1.1 (a) through (h) above are hereinafter collectively referred to as the "PROPERTY." The items described in Sections 1.1 (a) through (c) are herein referred to collectively as the "REAL PROPERTY."

1.3 EXCLUDED PROPERTY. Buyer acknowledges that Buyer is not acquiring, and the transaction described in this Agreement does not include:

     (a) Any interest in any accounts receivable of Seller in effect as of the Closing Date, as further described in Section 6.5 below;

     (b) Any interest in the corporation known as Silver Terrace Nurseries, Inc; and

     (c) Any interest in the name "Silver Terrace Nurseries."

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                                   ARTICLE II
                                 PURCHASE PRICE

2.1 PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Property shall be $5,400,000.

2.2  PAYMENT OF PURCHASE PRICE.  The Purchase Price shall be paid as follows:

     (a) Within three business days after the Effective Date, Buyer shall deposit with Escrow Agent the sum of $50,000 as a deposit towards the Purchase Price (the "FIRST DEPOSIT"), together with written instructions authorizing the release of $10,000 of the First Deposit to Seller or Seller's exchange qualified intermediary, at Seller's election, which $10,000 shall thereafter be nonrefundable to Buyer except in the event of Seller's default under this Agreement.

     (b) Upon Buyer's approval or waiver of Buyer's Due Diligence described in
Article IV of this Agreement, Buyer shall deposit with Escrow Agent, on or before the Due Diligence Deadline, the additional sum of $100,000 as a deposit towards the Purchase Price (the "SECOND DEPOSIT") resulting in the total deposit of $150,000 (collectively the "DEPOSIT"); together with written instructions authorizing the release of the Deposit to Seller or Seller's exchange qualified intermediary, at Seller's election, which Deposit shall thereafter be nonrefundable to Buyer except in the event of Seller's default under this Agreement.

     (c) On the Closing Date a sum equal to the Purchase Price, less the amount of the Deposit, including interest, will be paid by Buyer in cash.

2.3 ALLOCATION OF PURCHASE PRICE. The parties have negotiated an allocation of the Purchase Price as follows:

     (a) Real Property and Improvements           $5,375,000

     (b) Personal Property                        $   25,000

Said allocation is the result of an arms length negotiation by Seller and Buyer, and the parties agree to use such allocation for income tax purposes. Without limiting the foregoing, the parties agree to file Form 8594 Asset Acquisition Statement, as may be required by applicable federal and state tax law and regulations, using the allocations and in the form of EXHIBIT D attached hereto.

2.4 INVESTMENT OF FIRST DEPOSIT. Escrow Agent shall invest the First Deposit in an interest bearing account selected by Buyer. All interest on the First Deposit shall be for the benefit of Buyer and shall be credited towards payment of the Purchase Price.

                                   ARTICLE III
                                TITLE TO PROPERTY

3.1 TITLE TO REAL PROPERTY. At the Closing, Seller shall convey to Buyer fee simple title to the Real Property by execution and delivery of a grant deed in such form as is customarily used by Escrow Agent (the "DEED"), free and clear of

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any liens or encumbrances other than the following exceptions to title
(hereinafter collectively called the "PERMITTED EXCEPTIONS"):

     (a) Non-delinquent general and special taxes for the fiscal year 2007 -
2008;

     (b) Exceptions approved by Buyer as provided in Section 4.2 of this Agreement;

     (c) Any bonds or assessments levied against the Property by any governmental entity having jurisdiction over the Property; and

     (d) Any exceptions to title caused by Buyer.

3.2 TITLE INSURANCE. On the Closing Date, Buyer shall receive from the Escrow Agent, a CLTA Owner's Policy of Title Insurance (the "TITLE POLICY") with liability in the full amount of the Purchase Price, insuring fee simple title to the Real Property in Buyer, subject only to the Permitted Exceptions, together with such endorsements as may be reasonably requested by and paid for by Buyer.

3.3 TITLE TO OTHER PROPERTY. At the Closing, Seller shall (i) transfer title to the Personal Property to Buyer pursuant to the Bill of Sale, (ii) transfer and assign all of Seller's rights in and to any Intangible Property and the Plans and Permits pursuant to the General Assignment, and (iii) transfer all of Seller's rights, title and interest in and to the Leases pursuant to the Assignment of Leases. All such title and rights shall be free of any liens, encumbrances or interests of third parties whatsoever.

                                   ARTICLE IV
                              BUYER'S DUE DILIGENCE

4.1 DUE DILIGENCE DEADLINE. Buyer shall have until 5:00 p.m., December 14, 2007 (the "DUE DILIGENCE DEADLINE") to review such documents and conduct such investigations and inspections regarding the Property, and to approve same in Buyer's sole and absolute discretion, as Buyer deems appropriate, including, without limitation, the matters described in this Article.

4.2 APPROVAL OF TITLE. Buyer shall review a current preliminary title report with respect to the Property, accompanied by legible copies of all documents referred to in the report, and shall advise Seller of any objections to title on or before 5:00 p.m., November 30, 2007. Seller shall have five business days after receipt of Buyer's objections to give Buyer notice, (i) that Seller will remove any objectionable exceptions from title and provide Buyer with evidence satisfactory to Buyer of such removal, or Seller will provide Buyer with evidence satisfactory to Buyer that said exceptions will be removed on or before the Closing, or (ii) that Seller elects not to cause such exceptions to be removed. If Seller shall fail to give Buyer notice of its election within said five business days, Seller shall be deemed to have delivered notice that Seller elects not to cause such exceptions to be removed. If Seller gives Buyer notice under clause (ii), Buyer shall have five business days to notify Seller of Buyer's election to proceed with the purchase of and take the Property subject to such exceptions but otherwise pursuant to the terms of this Agreement, or to terminate this Agreement. If Buyer shall fail to give Seller notice of its election within said five business days, Buyer shall be deemed to have elected to terminate this Agreement.

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Notwithstanding the preceding provisions of this Section, all monetary liens against the Property, including, but not limited to, taxes (other than current real property taxes, and bonds and assessments collectible in installments with the real property taxes), deeds of trust, mechanics' lien claims, and judgment liens, shall be removed by Seller prior to the Closing, and shall not be deemed Permitted Exceptions.

4.3 INSPECTION BY BUYER. Within five business days from the Effective Date, Seller shall deliver to Buyer copies of the Intangible Property and Plans and Permits described in Article I of this Agreement that are within Seller's possession or control.

4.4 FEASIBILITY. Buyer may conduct such feasibility evaluations as Buyer deems appropriate to determine the suitability of the Property for Buyer's intended ownership and use.

4.5 PHYSICAL CHARACTERISTICS OF THE PROPERTY. Buyer may inspect the structural, mechanical, electrical and other physical characteristics of the Property. Seller shall permit Buyer and Buyer's agents and consultants to enter the Property to conduct such inspections and investigations regarding the Property as Buyer deems appropriate, including, without limitation, soils, geotechnical, and environmental tests, and to cause an environmental assessment of the Land to be performed; provided, however, Buyer shall not be permitted to undertake any intrusive testing of the Property without first obtaining Seller's written consent thereto in Seller's reasonable discretion. Prior to conducting any intrusive testing of the Property, and as a condition to such testing, Buyer shall provide Seller with a certificate of insurance evidencing a general liability insurance policy insuring Buyer in the amount of at least $1,000,000 for any loss, damage, or liability which may arise from said intrusive testing, including workers' compensation coverage in the amount required by law. Without Seller's prior written consent, prior to the Closing Buyer shall not make any application to any governmental agency for any permit, approval, license or other entitlement for the Property or development thereof, or have any communications with any governmental agency or official related to the condition (environmental or otherwise) of the Property. Buyer shall deliver to Seller written notice at least 24 hours prior to entering the Property, and shall afford Seller an opportunity to have a representative present to accompany Buyer while Buyer performs its evaluations, inspections and other investigations of the physical condition of the Property. All examinations and tests of the Property by Buyer and Buyer's representatives shall be planned and conducted in a manner so as to minimize any inconvenience or interference to ongoing operations. Buyer shall pay all costs with respect to such examinations and tests, shall repair all damage to the Property caused thereby, and shall indemnify, protect, hold harmless and defend Seller from and against all liability, claims, demands, liens, damages or costs of any kind whatsoever (including attorney fees) arising from or connected with such examinations and tests (but excluding any diminution in value or other damage caused simply by Buyer's discovery of a condition on or about the Property), which Buyer's obligation shall survive the termination of this Agreement. Buyer shall deliver copies of any reports, studies, tests, surveys, and the like to Seller within five business days from Buyer's receipt thereof.

4.6 CONSULTING AGREEMENT. The negotiation of a consulting agreement between Buyer and Richard Ruggeri and Robert Ruggeri on such terms and conditions as are acceptable to Buyer and Seller, including, but not limited to, the following:.

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     (a) Either Robert Ruggeri or Richard Ruggeri shall be available at the
Property Monday through Friday between the hours of 7:00 a.m. and 2:00 p.m. for consulting services to Buyer including, but not limited to, the training of Buyer's staff regarding the growing operations at the nursery and sales activities associated with the nursery operations.

     (b) Buyer shall pay $350 per day for such consulting services, payable weekly.

     (c) Said consulting services shall terminate 180 days after the Closing, unless extended by written agreement between Buyer and Robert Ruggeri and Richard Ruggeri.

     (d) Robert Ruggeri and Richard Ruggeri shall at all times be acting as independent contractors and not as employees of Buyer.

4.7  BUYER'S REMEDIES.

     (a) The foregoing conditions contained in this Article are intended solely for the benefit of Buyer. Buyer shall notify Seller in writing on or before the Due Diligence Deadline whether or not such conditions are satisfied or otherwise waived. If any of the foregoing conditions are not satisfied, Buyer shall have the right at its sole election either (i) to waive the condition in question and proceed with the purchase of the Property pursuant to all of the other terms of this Agreement, or (ii) to terminate this Agreement. If Buyer fails to deliver said notice to Seller prior to the Due Diligence Deadline, this Agreement shall automatically terminate.

     (b) In the event this Agreement is terminated pursuant to this Section, (i) Buyer shall return to Seller all documents delivered by Seller to Buyer pursuant to this Agreement; (ii) the First Deposit, including any accrued interest thereon, shall be immediately paid to Buyer by Escrow Agent, less escrow cancellation fees not to exceed $250 and not including the $10,000 released to Seller pursuant to Section 2.2(a) above; and (iii) except as otherwise expressly provided in this Agreement, neither party shall have any further rights or obligations under this Agreement.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

5.1 SELLER'S REPRESENTATIONS. Seller hereby represents and warrants to Buyer that, as of the date hereof, the following are true and correct and shall be deemed remade as of the date of the Closing except as Seller may otherwise notify Buyer in writing prior to the Closing:

     (a) LITIGATION. To Seller's knowledge, there is no litigation pending or threatened against Seller or the Property before any court or administrative agency or that might adversely affect the ability of Seller to perform its obligations under this Agreement.

     (b) COMPLIANCE WITH LAWS. Seller has not received any written notice of violation of law or municipal ordinance, order or requirement from any governmental authority having jurisdiction over the Property.

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     (c) TITLE TO PERSONAL PROPERTY. Seller has good and marketable title to the
Personal Property, free of any security interests or encumbrances.

     (d) AUTHORITY OF SELLER. Seller has the complete authority to own and convey the Property. This Agreement and all documents executed by Seller which are to be delivered to Buyer at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Seller; and are, or at the Closing will be, legal, valid, and binding obligations of Seller; and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

5.2  SELLER'S KNOWLEDGE; LIMITATIONS.

     (a) SELLER'S KNOWLEDGE. Buyer and Seller each specifically acknowledge and agree that all references in this Agreement, in any of the exhibits attached hereto, and in any document, certificate or statement to be delivered by Seller to Buyer hereunder, to the phrases "TO SELLER'S KNOWLEDGE," "TO SELLER'S ACTUAL KNOWLEDGE," "KNOWN TO SELLER," "TO THE BEST OF SELLER'S KNOWLEDGE," or in similar or other contexts (i) shall mean the actual (not constructive) personal knowledge of Richard Ruggeri and Robert Ruggeri only; ; (ii) shall in no case mean or refer to the actual or constructive knowledge of any employee, partner, officer, director, agent, attorney, management company, broker, contractor or other representative of Seller (collectively the "SELLER Representatives"); and
(iii) shall in no event or circumstance impose upon Seller or any of the Seller Representatives any duty or obligation to verify, inquire or make any independent inquiry or investigation of any such representation or statement, or to otherwise investigate the facts or circumstances related or otherwise pertinent thereto. Buyer further acknowledges and agrees that none of Seller's Representatives shall be personally liable, or otherwise have any personal liability, under or in connection with this Agreement, including without limitation, in connection with any other representations, warranties or statements made in connection with, or pursuant to, this Agreement.

     (b) DOCUMENTS. Any documents furnished to Buyer by Seller relating to the Property, including, without limitation, maps, surveys, environmental and other reports, plans, drawings, specifications and other information shall be deemed furnished as a courtesy and accommodation to Buyer but without warranty from Seller, and shall not create or give rise to any liability against Seller or against any of Seller's Representatives.

5.3 BUYER'S REPRESENTATIONS. Buyer hereby represents and warrants to Seller that, as of the date hereof, the following representations are true and correct and shall be deemed remade as of the date of the Closing except as Buyer may otherwise notify Seller in writing prior to the Closing:

     (a) LITIGATION. To Buyer's knowledge, there is no litigation pending or threatened against Buyer before any court or administrative agency which might adversely affect the ability of Buyer to perform its obligations under this Agreement.

     (b) AUTHORITY OF BUYER. Buyer is a corporation duly organized and validly existing under the laws of the State of Nevada. This Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are, or at the time of Closing will be, duly authorized, executed, and delivered by Buyer; and are, or at the Closing will be, legal, valid, and binding obligations of

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Buyer; and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.

                                   ARTICLE VI
                                    COVENANTS

6.1 MAINTENANCE. Seller shall, between the Effective Date and the Closing Date, at Seller's sole cost and expense, maintain the Property in good order, condition and repair, reasonable wear and tear excepted, and shall operate the Property in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property.

6.2 LEASES AND OTHER AGREEMENTS. Seller shall not, after the date hereof, enter into, modify or terminate any Lease, or contract or agreement pertaining to the Property, without in each case obtaining Buyer's prior written consent thereto, which shall not be unreasonably withheld.

6.3 CONFIDENTIALITY. Buyer and Seller agree to keep the terms of this transaction, including any letters of intent or other documents prepared in connection hereto, strictly confidential, except to the extent disclosure to the parties' respective principals, attorneys, consultants, real estate agents, and financial sources is reasonably required, or as otherwise required by law.

6.4 ACCOUNTS RECEIVABLE. At the Closing, Seller shall deliver to Buyer a list of all then pending accounts receivable generated by the operation of the nursery business upon or related to the Property (the "ACCOUNTS RECEIVABLE"). All Accounts Receivable existing on the date of Closing shall remain the property of Seller after the Closing, and Buyer shall immediately forward to Seller any payments received by Buyer for any of the Accounts Receivable. Buyer shall reasonably cooperate and assist Seller in collecting the Accounts Receivable, and Seller shall reimburse Buyer for any reasonable out of pocket expenses incurred in connection therewith. All accounts receivable generated by or related to the Property after the date of Closing are the sole and exclusive property of Buyer.

                                   ARTICLE VII
                               CLOSING AND ESCROW

7.1 ESCROW INSTRUCTIONS. Upon the Effective Date, the parties hereto shall deposit an executed counterpart of this Agreement, together with the deposit described in Section 2.2(a), with Escrow Agent and this instrument shall serve as the instructions to Escrow Agent for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Escrow Agent to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control. For purposes of complying with Internal Revenue Code Section 6045(e), Escrow Agent is hereby designated as the "person responsible for closing the transaction" and also as the "reporting person" for purposes of filing any information returns with the Internal Revenue Service concerning this transaction as required by law.

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7.2 SELLER'S DELIVERY TO ESCROW AGENT. Prior to the Closing Date, Seller shall deliver to Escrow Agent the following:

     (a) The Deed, duly executed and acknowledged in recordable form.

     (b) An affidavit, certification or notice required by Section 1445 of the Internal Revenue Code, and the regulations pursuant thereto, and as required by
Section 18662 of the California Revenue and Taxation Code and applicable regulations pursuant thereto, in a form satisfactory to relieve Buyer of any potential transferee withholding liability under such sections (the "TRANSFER CERTIFICATES").

     (c) The Bill of Sale, duly executed by Seller.

     (d) The General Assignment, duly executed by Seller.

     (e) The Assignment of Leases, duly executed by Seller.

     (f) Such other documents as are reasonably required by Escrow Agent or are otherwise required to close the escrow and consummate the purchase of the Property in accordance with the provisions of this Agreement.

7.3 BUYER'S DELIVERY TO ESCROW AGENT. Prior to the Closing Date, Buyer shall deliver to Escrow Agent the following:

     (a) The sum described in Section 2.2(c), less adjustments pursuant to
Section 7.6.

     (b) Such other documents and funds as are reasonably required by Escrow Agent or are otherwise required to close the escrow and consummate the purchase of the Property in accordance with the provisions of this Agreement.

7.4 COSTS AND EXPENSES. Seller shall pay the cost of any documentary or transfer taxes applicable to the sale, Seller's recording fees, and Seller's brokerage commissions. Buyer shall pay all escrow fees, title insurance premiums, inspection fees, Buyer's recording fees, costs associated with any financing obtained by Buyer, and any sales taxes payable on the Personal Property. Each party shall pay their own legal, accounting and other professional service fees and any other expenses not specifically described in this Section.

7.5 CLOSING. Escrow shall close (the "CLOSING") on or before December 28, 2007, which is the date upon which all documents to be recorded under this Agreement shall be recorded in the Office of the Recorder of San Mateo County, California (the "CLOSING DATE").

     (a) Provided that Escrow Agent has received the documents, instruments and funds described in Sections 7.2 and 7.3 hereof, Escrow Agent is authorized and instructed at 8:00 a.m. on the Closing Date to:

          (1) Record the Deed with the San Mateo County Recorder;

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          (2) Deliver the Purchase Price to Seller, less Seller's share of prorations, costs of escrow, and the $10,000 previously released to Buyer pursuant to Section 2.2(a);

          (3) Deliver the fully executed Bill of Sale, General Assignment, and Assignment of Leases to Buyer, and a duplicate original of the Assignment of Leases to Seller;

          (4) Deliver to Buyer the Transfer Certificates and the Title Policy;

          (5) Pay all costs and expenses as authorized by this Agreement and any supplemental escrow instructions, and charge each party's account for such costs and expenses pursuant to Section 7.4 hereof; and

          (6) Prepare and deliver to the parties a correct final settlement statement.

         (b) In the event the escrow does not close on or before the Closing Date, Escrow Agent shall, unless it is notified by either of the parties to the contrary prior to the Closing Date, return to the depositor thereof items which may have been deposited hereunder.

7.6  PRORATIONS AND APPORTIONMENTS.

     (a) All revenues and all expenses of the Property shall be prorated and apportioned as of 12:01 a.m. on the Closing Date, so that Seller shall bear all expenses with respect to the Property and shall have the benefit of all income with respect to the Property through and including the period preceding the Closing Date. Any revenue or expense amount which cannot be ascertained with certainty as of the Closing Date shall be prorated on the basis of the parties' reasonable estimates of such amount and shall be the subject of a final proration 30 business days after the Closing Date or as soon thereafter as the precise amounts can be ascertained.

     (b) Expenses to be prorated shall include taxes (including personal property taxes on Personal Property); water rates and sewer rents, if any; gas, electricity and other utility charges; any unfixed meter charges, if any (apportioned on the basis of the last meter reading); license and permit fees; and other expenses customarily prorated. If possible, in lieu of prorating, utilities and other expenses shall be contracted for in the name of Buyer as of the Closing Date.

     (c) The amount of any amortized bond or assessment which is a lien against the Property shall be paid current by Seller and assumed by Buyer. Buyer shall assume all assessments levied against the Property.

     (d) Either party owing the other party a sum of money based on adjustments made to prorations after the Closing Date shall promptly pay that sum to the other party, together with interest thereon at the rate of 10% per annum to the date of payment if payment is not made within ten business days after mutual agreement of the amount due.

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                                  ARTICLE VIII
                                 AS IS PURCHASE

8.1 "AS IS" PURCHASE. Buyer hereby represents to Seller that, prior to close of escrow, Buyer or its agents will have performed an independent inspection and investigation of the Property and shall have observed the physical characteristics and condition of the Property. Buyer hereby expressly waives any and all deficiencies or defects in the physical characteristics and condition of the Property which would be disclosed by such inspection and investigation. Buyer further acknowledges that except for any representations made by Seller in this Agreement, neither Seller nor any of Seller's representatives have made any representations, warranties or agreements by or on behalf of Seller as to any matters concerning the Property, the size of the Land, the size of the improvements, the present use of the Property or the suitability of Buyer's intended use of the Property, including without limitation, the suitability of the topography; the availability of water rights or utilities; the present and future zoning, subdivision and any and all other land use matters; the condition of the soil, subsoil or groundwater of the Property and any and all other environmental matters, other than an environmental questionnaire completed by the Sellers; the purpose(s) to which the Property is suited; drainage; flooding; access to public roads, or proposed routes or roads or extensions thereof other than explicitly disclosed in this Agreement. Buyer hereby acknowledges and agrees that the Property is to be purchased, conveyed and accepted by Buyer in its present condition, "AS IS," "WHERE IS," "AND WITH ALL FAULTS," and that no patent or latent defect in the condition of the Property, whether or not known or discovered, shall affect the rights of either Seller or Buyer hereunder. Buyer further represents to Seller that, prior to the Closing, Buyer or its agents will have investigated and have knowledge of operative or proposed governmental laws and regulations including, without limitation, land use laws and regulations to which the Property may be subject; and, except as expressly set forth in this Agreement, Buyer further represents that it shall acquire the Property solely upon the basis of its independent inspection and investigation of the Property, including, without limitation, Buyer's review and determination of the applicability and effects of such laws and regulations.

                                   ARTICLE IX
                  LOSS BY FIRE OR OTHER CASUALTY; CONDEMNATION

9.1 MATERIAL DAMAGE OR CONDEMNATION. In the event that, prior to Closing, the Property, or any part thereof, is materially damaged, or if condemnation proceedings are commenced against the Property which would reduce the total square footage of the Property by more than 5%, Buyer shall have the right, exercisable by giving written notice of such decision to the other within 15 business days after receiving written notice of such damage or condemnation proceedings or threat thereof, to terminate this Agreement; in which case, Seller shall cause the return to Buyer of the Deposit (including the $10,000 released to Seller pursuant to Section 2.2(a)), and neither Buyer nor Seller shall have further liability or obligation to each other hereunder except as otherwise expressly provided in this Agreement. For purposes of this Agreement, material damage shall mean any damage or loss which would (a) cost in excess of $100,000 to repair or restore or (b) require more than 120 days to repair or restore, as determined in good faith by Seller and Buyer. If Buyer elects to accept the Property in its then condition, all proceeds of insurance or condemnation awards paid or payable to Seller by reason of such damage or condemnation shall be paid or assigned to Buyer and there shall not be any reduction or abatement of the Purchase Price.

9.2 NON-MATERIAL DAMAGE OR CONDEMNATION. In the event of non-material damage to the Property, which damage Seller is unwilling to repair or replace, or if condemnation proceedings are commenced against the Property which would reduce the total square footage of the Property by 5% or less, Buyer shall proceed with the purchase, and Buyer shall be entitled to (i) any proceeds of insurance payable to Seller by reason of such damage, or (ii) any condemnation awards paid or payable to Seller by reason of such condemnation, as the case may be.

9.3 RISK OF LOSS. Except as otherwise provided in this Article any risk of loss to the Property shall be borne by Seller until title has been conveyed to Buyer.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1 POSSESSION. Physical possession of the Property shall be delivered to Buyer on the Closing Date.

10.2 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing, deemed delivered on the date received, when sent by (a) a recognized private courier company, (b) United States registered or certified mail, postage prepaid, return receipt requested, or (c) facsimile machine, and addressed as follows:

         IF TO SELLER:              Richard Ruggeri
                                    34 Bennett Court
                                    Redwood City, CA 94062
                                    Fax No: 650-879-2125

         with a copy to:            Richard R. Fimmel, Esq.
                                    3130 La Selva Drive, Suite 307
                                    San Mateo, Ca 94403
                                    Fax No: 650-571-8590

         IF TO BUYER:               Carl P. Ranno, President/CEO
                                    American Soil Technologies, Inc.
                                    12224 Montague Street
                                    Pacoima, CA 91331
                                    Fax No: 602-493-5119

         with a copy to:            David R. Worden
                                    P.O. Box 181
                                    Half Moon Bay, CA 94019
                                    Fax No: 650-726-1049

         and copy to:               Lynne Bolduc, Esq.
                                    Oswald & Yap
                                    16148 Sand Canyon Avenue
                                    Irvine, CA  92618
or such other address as either party may from time to time specify in writing to the other in the manner aforesaid.

10.3 BROKERS AND FINDERS. In connection with the transaction contemplated by this Agreement, Seller has agreed to pay a brokerage commission to SVN pursuant to a separate commission agreement. In the event of a claim for a broker's fee, finder's fee, commission or other similar compensation in connection herewith other than as set forth above, Buyer, if such claim is based upon any agreement alleged to have been made by Buyer, hereby agrees to indemnify and hold Seller harmless against any and all liability, loss, cost, damage or expense (including reasonable attorney's fees and costs) which Seller may sustain or incur by reason of such claim; and Seller, if such claim is based upon any agreement alleged to have been made by Seller, hereby agrees to indemnify and hold Buyer harmless against any and all liability, loss, cost, damage or expense (including reasonable attorney's fees and costs) which Buyer may sustain or incur by reason of such claim. The provisions of this Section shall survive the Closing or the termination of this Agreement. Buyer and Seller acknowledge that SVN is representing both parties to the subject transaction as a dual agent.

10.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns. Without being relieved of any liability under this Agreement, Buyer reserves the right to take title to the Property in a name or assignee other than Buyer.

10.5 AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by Buyer and Seller.

10.6 CONTINUATION AND SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The provisions of this Agreement, including all representations, warranties, obligations, indemnities, and covenants by or of the respective parties contained herein, are intended to and shall remain true and correct as of the Closing Date, and shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title.

10.7 INTERPRETATION. Words used in the singular number shall include the plural, and vice-versa, and any gender shall be deemed to include each other gender. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof.

10.8 GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Venue for any action filed in connection with this Agreement shall be in San Mateo County, California.

10.9 MERGER OF PRIOR AGREEMENTS. This Agreement constitutes the entire agreement between the parties with respect to the purchase and sale of the Property and supersedes all prior and contemporaneous agreements and understandings between the parties hereto relating to the subject matter hereof.

10.10 ATTORNEY'S FEES. In the event of a dispute between the parties to this Agreement, whether or not resulting in litigation, or if any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorney's fees and costs as actually incurred (including, without limitation, attorney's fees and costs incurred (i) in appellate proceedings, (ii) in establishing any right to indemnification, or (iii) in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11, or 13 of the Bankruptcy Code, 11 United States Code Section 101 ET SEQ., or any successor statutes).

10.11 FACSIMILE SIGNATURES. Buyer and Seller each (i) agrees to permit the use of telecopied signatures, from time to time, where appropriate and consistent with Section 10.2, in order to expedite the transaction contemplated by this Agreement, (ii) intends to be bound by its respective telecopied signature,
(iii) is aware that the other party will rely on the telecopied signature, and
(iv) acknowledges such reliance and waives any defenses to the enforcement of the documents and notices effecting the transaction contemplated by this Agreement based on the fact that a signature or notice was sent by telecopy.

10.12  TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

10.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute a single agreement with the same effect as if all parties had signed the same signature page. Any signature page from any counterpart of this Agreement, signed only by one party, may be detached from such counterpart and re-attached to any other counterpart of this Agreement that has a signature page signed by another party.

10.14 COOPERATION. Seller and Buyer agree to execute such additional documents and take such actions as may be reasonable and necessary to carry out the provisions of this Agreement.

10.15 NO THIRD PARTIES BENEFITED. The parties do not intend to confer any benefit on any person, firm, or corporation other than Seller and Buyer, except as and to the extent otherwise expressly provided herein.

10.16  EXHIBITS.  The following exhibits are attached to this Agreement:

         Exhibit A:  Legal Description;
         Exhibit B:  Bill of Sale and Assignment;
         Exhibit C:  General Assignment; and
         Exhibit D:  Form 8594 Asset Acquisition Statement

10.17 DEFAULT NOTICE. Neither party shall be deemed to be in default of this Agreement except upon the expiration of three business days from receipt of written notice from the other party specifying the particulars in which such party has failed to perform its obligations under this Agreement, and such party, prior to expiration of said three day period, has failed to cure such default; provided, however, that the foregoing shall not serve to extend the Closing Date, and either party's failure to participate in the Closing on the Closing Date as required by the terms of this Agreement shall constitute a default by such failing party.

10.18 INCORPORATION OF RECITALS. The recitals set forth on page one of this Agreement are incorporated into this Agreement by this reference.

10.19 EXCHANGE. Seller intends that this transaction qualify as an IRC Section 1031 tax deferred exchange as to Seller's interest in the Property. Buyer shall perform all acts, execute such documents and otherwise cooperate in structuring this transaction as a like-kind exchange for the benefit of Seller, in accordance with the following:

     (a) Buyer shall incur no additional liability or financial obligation as a consequence of Seller's exchange.

     (b) Such exchange shall in no way increase the amount of monies which Buyer is obligated to pay under the provisions of this Agreement.

     (c) Buyer shall not be required to take title to any other real property.

     (d) Seller's rights and obligations under this Agreement shall be assignable to Borel Private Bank & Trust Company as exchange Qualified Intermediary for the purpose of effecting such exchange.


                    [REMAINDER OF PAGE INTENTIONALLY BLANK -
                             SIGNATURE PAGE FOLLOWS]

                                 SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

         SELLER: Richard P. Ruggeri and Judi M. Ruggeri, Trustees of the Richard and Judi Ruggeri Family Trust Dated January 27, 1988

                    By: /s/ Richard P. Ruggieri
                       ------------------------------------
                       Richard P. Ruggeri, Trustee

                    By: /s/Judi M. Ruggieri
                       ------------------------------------
                       Judi M. Ruggeri, Trustee

                       /s/ Robert Ruggeri
                       ------------------------------------
                       Robert Ruggeri

                       /s/ Lisa Ruggeri
                       ------------------------------------
                       Lisa Ruggeri

                    Silver Terrace Nurseries, Inc.

                    By: /s/ Richard P. Ruggieri
                       ------------------------------------
                       Richard P. Ruggeri, President

         BUYER:     American Soil Technologies, Inc.

                    By: /s/ Carl P. Ranno
                       ------------------------------------
                       Carl P. Ranno, President

The undersigned acknowledges receipt of this Agreement and agrees to act as Escrow Agent hereunder.

                    North American Title Company

                    By /s/
                       ------------------------------------
                       Escrow Officer

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

DESCRIPTION:

The and referred to herein is situated in the State of California, County of Mateo, Unincorporated Area, and is described as follows:

PARCEL 2, AS DELINEATED UPON THAT CERTAIN MAP ENTITLED "PARCELMAP OF A RESUBDIVISION OF THE LANDS OF GIANNINI, BEING PORTIONS OF SECTIONS 10 & 11,T. 8 S., R5 W., M.D.B & M., PESCADERO, SAN MATEO COUNTY, CALIFORNIA", FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA, ON JULY 7TH, 1972 IN VOLUME 17 OF THE PARCEL MAPS, AT PAGE 8.

APN:    086-070-050 & 060       JPN:  86-7-70-5 & 6

                                    EXHIBIT B

                                  BILL OF SALE
                                 AND ASSIGNMENT

     For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, RICHARD P. RUGGERI AND JUDI M. RUGGERI, TRUSTEES OF THE RICHARD AND JUDI RUGGERI FAMILY TRUST DATED JANUARY 27, 1988; ROBERT RUGGERI AND LISA RUGGERI; SILVER TERRACE NURSERIES, INC., a California corporation ("SELLER"), does hereby, give, grant, bargain, sell, transfer, assign, convey and deliver to AMERICAN SOIL TECHNOLOGIES, INC., a Nevada corporation ("BUYER"), all of the Personal Property of Seller described in
Section 1.1(d) of the Purchase and Sale Agreement and Joint Escrow Instructions dated ______________ between Seller and Buyer, and any claims of Seller in connection therewith, and all of Seller's right, title and interest in and to the books and records relating to the operation and management of the buildings and other improvements on that certain real property commonly known as the real property commonly known as 450 and 501 North Street, Pescadero, California.

     Seller hereby represents and warrants that it is the lawful owner of all of the assets transferred hereunder, free and clear of all mortgages, liens or encumbrances of any nature whatsoever, and that Seller will warrant and defend the same against the claims and demands of any and all persons, firms and entities.

     Seller hereby covenants that it will, at any time and from time to time upon written request therefor, execute and deliver to Buyer, any new or confirmatory instruments and do and perform any other acts reasonably required in order to fully assign and transfer to and vest in Buyer all of the assets of Seller intended to be transferred and assigned hereby.

     All references to "SELLER" and "BUYER" herein shall be deemed to include their respective heirs, representatives, nominees, successors and/or assigns, where the context permits.


                            [SIGNATURE PAGE FOLLOWS]

         Dated: NOVEMBER 27, 2007.

          SELLER: Richard P. Ruggeri and Judi M. Ruggeri, Trustees of the Richard and Judi Ruggeri Family Trust Dated January 27, 1988;

                   By: /s/ Richard P. Ruggieri
                       ------------------------------------
                       Richard P. Ruggeri, Trustee

                   By: /s/Judi M. Ruggieri
                       ------------------------------------
                       Judi M. Ruggeri, Trustee

                       /s/ Robert Ruggeri
                       ------------------------------------
                       Robert Ruggeri

                       /s/ Lisa Ruggeri
                       ------------------------------------
                       Lisa Ruggeri

                   Silver Terrace Nurseries, Inc.

                   By: /s/ Richard P. Ruggieri
                       ------------------------------------
                       Richard P. Ruggeri, President

                                   EXHIBIT C

                               GENERAL ASSIGNMENT

     THIS GENERAL ASSIGNMENT ("ASSIGNMENt")is made as of ____________________, by RICHARD P. RUGGERI AND JUDI M. RUGGERI, TRUSTEES OF THE RICHARD AND JUDI RUGGERI FAMILY TRUST DATED JANUARY 27, 1988; ROBERT RUGGERI AND LISA RUGGERI; SILVER TERRACE NURSERIES, INC., a California corporation ("ASSIGNOR") in favor of AMERICAN SOIL TECHNOLOGIES, INC., a Nevada corporation ("ASSIGNEE").

                                    RECITALS

     A. Assignor is contemporaneously herewith selling, pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of _____________, by and between Assignor and Assignee (the "PURCHASE AGREEMENt"), that certain real property commonly known as the real property commonly known as 450 and 501 North Street, Pescadero, California (the "REAL PROPERTY"). Terms used in this Assignment and not otherwise defined shall be given the meanings defined in the Purchase Agreement.

     B. Assignor desires to assign its interest in and to the Assigned Interests described below to Assignee as of the date on which title to the Real Property is vested in Assignee (the "TRANSFER DATE").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby agrees as follows:

     1. ASSIGNMENT. As of the Transfer Date, Assignor hereby assigns and transfers to Assignee all of Assignor's right, title, claim and interest in, to and under the following (collectively the "ASSIGNED Interests"):

     a. INTANGIBLE PROPERTY. All of the Intangible Property described in Section 1.1(e) of the Purchase Agreement.

     b. PLANS AND PERMITS. All of the Plans and Permits described in Section 1.1(g) of the Purchase Agreement.

     2. WARRANTIES. Assignee acknowledges that Assignor is executing this Assignment without representation, warranty, covenant or agreement of any kind or nature, express or implied, except to the extent expressly set forth in the Purchase Agreement.

     3. FURTHER ASSURANCES. Assignor hereby covenants that it will, at any time and from time to time upon written request therefor, execute and deliver to Assignee, its nominees, successor and/or assigns, any new or confirmatory instruments and do and perform any other acts which Assignee, its nominees, successors and/or assigns, may request in order to fully assign and transfer to and vest in Assignee, its nominees, successors and/or assigns, and protect its or their rights, title and interest in and enjoyment of, all of the Assigned Interests.

     4. SUCCESSORS. This Assignment shall be binding on and inure to the benefit of Assignee and Assignor, and all references to "ASSIGNEE" and "ASSIGNOR" shall include, their respective heirs, representatives, nominees, successors and/or assigns.

     IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

     ASSIGNOR:     RICHARD P. RUGGERI AND JUDI M. RUGGERI, TRUSTEES OF THE
                   RICHARD AND JUDI RUGGERI FAMILY TRUST DATED JANUARY 27, 1988;
                   ROBERT RUGGERI AND LISA RUGGERI; SILVER TERRACE NURSERIES,
                   INC., a California corporation

                   Richard P. Ruggeri and Judi M. Ruggeri, Trustees of the Richard and Judi Ruggeri Family Trust Dated January 27, 1988;

                   By: /s/ Richard P. Ruggieri
                       ------------------------------------
                       Richard P. Ruggeri, Trustee

                   By: /s/ Judi M. Ruggieri
                       ------------------------------------
                       Judi M. Ruggeri, Trustee

                       /s/ Robert Ruggeri
                       ------------------------------------
                       Robert Ruggeri

                       /s/ Lisa Ruggeri
                       ------------------------------------
                       Lisa Ruggeri

                   Silver Terrace Nurseries, Inc.

                   By: /s/ Richard P. Ruggieri
                       ------------------------------------
                       Richard P. Ruggeri, President

                                    EXHIBIT D
                           ASSET ACQUISITION STATEMENT
                                   (FORM 8594)